Exhibit 99.1

Contact:	Wendi Kopsick Jim Fingeroth Kekst and Company (212) 521-4800

FOR IMMEDIATE RELEASE

FOOTSTAR COMMENTS ON TIMING FOR 10-K FILING

WEST NYACK, NEW YORK, April 30, 2003—Footstar, Inc. (NYSE: FTS) today said that it will not file its Form 10-K for the fiscal year ended December 28, 2002 by April 30, 2003, as previously expected, because its financial statements continue to be under review by the Company’s external auditors, KPMG LLP. In November 2002, the Company announced that management had identified accounting discrepancies that will require a restatement of the Company’s financial results for the first half of 2002 and prior periods.

As the Company announced on March 28, 2002, it believes it has identified the financial discrepancies in its prior years’ accounts. The Company is working with KPMG to complete the audit process as soon as practicable. Once KPMG completes its review, the Company will release the results of the restatement and its audited financial results for fiscal 2002. The Company noted that all of its vendors have been and continue to be paid in full in the ordinary course of business.

The Company further noted that its lenders, led by Fleet National Bank, have waived their requirements for financial statements at this time.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: The foregoing discussion contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and is based on current expectations, assumptions, estimates and projections. Forward-looking statements can be identified by such forward-looking terminology as “currently expects”, “anticipates”, “will,” and similar statements or variations of such terms including any discussion of earnings targets or sales or earnings estimates. The footwear and apparel business is highly competitive and such forward-looking statements involve significant material known and unknown risks and uncertainties which can cause actual results to differ materially from such forward-looking statements, including the possible substantial impact on the Company’s business of the bankruptcy proceeding commenced by Kmart Corporation (at which the Company currently has approximately 1,800 licensed footwear departments) and potential adverse developments in such proceeding including: failing to successfully reorganize the chain; and the impact of any other plans or activities effected by Kmart in such proceeding. Certain other risks and uncertainties include, but are not limited to the results of the investigation into restatement matters, including the causes and magnitude of the discrepancies in its accounts payable balance and other accounting and auditing matters; the outcome of any legal proceeding or any SEC investigation relating to the Company; any adverse response of any of the Company’s vendors, customers, media and others relating to the Company’s financial statements and accounting processes, policies and procedures; integration of business units, global liquidity; global concerns; consumer demand for the Company’s products; unseasonable weather; consumer acceptance of the Company’s merchandise mix and retail locations; product availability; the effect of competitive products and pricing, strikes, the ability to obtain retail locations; and existing retail economic conditions including the impact on consumer spending and consumer confidence from a slowing economy and a highly promotional retail environment. These and other important factors that can cause actual results to differ materially from such forward-looking statements are also included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as in other periodic reports filed by the Company with the Securities and Exchange Commission. You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved or that current trends are an indication of future results. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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